Exhibit 10.41

WAIVER

This Waiver (“Waiver”) is made as of September 25, 2006 by Warner Chilcott Company, Inc. (“Warner Chilcott”), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, and amends the Option and License Agreement between Barr Laboratories, Inc. (“Barr”) and Galen (Chemicals) Limited dated March 24, 2004 (“Option and License Agreement”) and the Finished Product Supply Agreement between Barr and Galen (Chemicals) Limited dated March 24, 2004 (“Supply Agreement,” collectively with the Option and License Agreement, the “Agreements”). All capitalized terms used herein shall have the same meaning as in the Agreements.

With respect to the Agreements, Warner Chilcott as the successor in interest to Galen (Chemicals) Limited under the Agreements hereby waives and releases the following rights under the Agreements:

1.	Warner Chilcott hereby releases Barr from its grant of an exclusive license under each Approved ANDA under Section 3.1 of the Option and License Agreement. Warner Chilcott hereby elects to make the license under each Approved ANDA non-exclusive as of the date hereof.

2.	Warner Chilcott hereby releases Barr from its obligations under Section 3.3 of the Option and License Agreement.

3.	Warner Chilcott hereby releases Barr from its obligations under the first two sentences of Section 3.5(b) of the Option and License Agreement.

4.	Warner Chilcott hereby releases Barr from its obligations under Section 2.1 of the Supply Agreement to manufacture or supply any Licensed Product on an exclusive basis.

5.	Except as modified herein, all terms and conditions of the Agreements remain in full force and effect.

6.	This Waiver does not constitute an admission of any liability or wrongdoing whatsoever by Warner Chilcott or by any other person, firms, partnerships or corporations.

In witness whereof, Warner Chilcott has caused this Waiver to be executed by its duly authorized representative.

Warner Chilcott Company, Inc.

By:	/S/ ROGER M. BOISSONNEAULT	Date: 9/25/06

Name: Roger M. Boissonneault
Title: President & Director